KMG America Corporation

(A wholly owned subsidiary of Humana Inc.)

Consolidated Financial Statements
For the Year Ended December 31, 2017

KMG America Corporation
Index
For the Year Ended December 31, 2017

Page
Report of Independent Auditors........................................................................................................................................	1

Financial Statements

Consolidated Balance Sheets.................................................................................................................................................	2

Consolidated Statements of (Loss) Income...........................................................................................................................	3

Consolidated Statements of Comprehensive (Loss) Income.................................................................................................	4

Consolidated Statements of Stockholders' Equity.................................................................................................................	5

Consolidated Statements of Cash Flows...............................................................................................................................	6

Notes to Consolidated Financial Statements.........................................................................................................................	7

Report of Independent Auditors

To the Board of Directors of Humana Inc.

We have audited the accompanying consolidated financial statements of KMG America Corporation and its subsidiary, which comprise the consolidated balance sheets as of December 31, 2017 and December 31, 2016, and the related consolidated statements of (loss) income, comprehensive (loss) income, stockholders’ equity and cash flows for the years ended December 31, 2017, 2016, and 2015.

Management's Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of KMG America Corporation and its subsidiary as of December 31, 2017 and December 31, 2016, and the results of their operations and their cash flows for the years ended December 31, 2017, 2016, and 2015 in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP
Louisville, Kentucky
March 30, 2018

KMG America Corporation
Consolidated Balance Sheets
December 31, 2017 and 2016

	2017	2016
Assets
Investments
Debt securities, available for sale	$2,289,882,280	$1,748,686,440
Policy loans	10,643,668	13,072,197
Mortgage loans	1,215,866	1,462,557
Restricted assets	52,877,093	46,337,622
Total investments	2,354,618,907	1,809,558,816

Cash and cash equivalents	205,278,804	32,676,298
Receivables, less allowance for doubtful accounts of $1,849,131 in 2016 and $3,240,736 in 2015	2,896,967	5,678,592
Current income tax receivable	6,332,420	14,142,027
Intangible assets, less accumulated amortization of $27,758,333 in 2016 and $26,261,373 in 2015	10,932,980	12,278,442
Deferred policy acquisition costs	73,646,222	86,806,346
Reinsurance recoverable	559,058,512	541,087,811
Noncurrent deferred income tax assets	170,071,803	284,486,473
Other assets	29,062,073	30,531,239
Total assets	$3,411,898,688	$2,817,246,044
Liabilities

Benefits payable	$54,375,146	$44,715,277
Future policy benefits payable	2,761,703,267	2,607,700,666
Advance premiums	4,046,277	4,669,964
Accounts payable and accrued expenses	11,204,463	14,865,685
Book overdraft	5,927,904	3,282,167
Due to Humana Inc.	5,119,963	12,252,413
Other current liabilities	920,894	1,855,317
Total liabilities	2,843,297,914	2,689,341,489
Stockholders’ Equity
Common stock, $0.01 par value; 1,000 shares authorized, issued, and outstanding	10	10
Capital in excess of par value	1,667,487,126	1,132,487,126
Retained deficit	(1,125,699,875)	(1,008,111,524)
Accumulated other comprehensive income	26,813,513	3,528,943
Total stockholders’ equity	568,600,774	127,904,555
Total liabilities and stockholders’ equity	$3,411,898,688	$2,817,246,044

The accompanying notes are an integral part of these financial statements.

KMG America Corporation
Consolidated Statements of (Loss) Income
Years ended December 31, 2017, 2016 and 2015

	2017	2016	2015

Direct premiums	$168,854,806	$182,313,278	$201,651,748
Assumed premiums	1,659,849	3,279,461	3,624,138
Ceded premiums	(14,456,836)	(15,333,110)	(165,434,495)
Net premiums	156,057,819	170,259,629	39,841,391

Net investment and interest income	105,264,253	77,478,838	90,206,598
Other revenue	9,354	976,284	3,275,614
Total revenue	261,331,426	248,714,751	133,323,603

Direct benefits expense	225,254,772	843,418,415	186,866,834
Assumed benefits expense	4,379,094	7,165,071	3,930,492
Ceded benefits expense	(38,814,998)	(186,542,615)	(105,625,104)
Net benefits expense	190,818,868	664,040,871	85,172,222

Direct selling, general and administrative expenses	77,362,526	89,423,988	76,036,799
Commission allowance on reinsurance ceded	(1,993,541)	(2,119,254)	(88,027,184)
Depreciation and amortization expenses	27,247,512	31,895,958	22,912,151
Total expenses	293,435,365	783,241,563	96,093,988
(Loss) income before (benefit) provision for income taxes	(32,103,939)	(534,526,812)	37,229,615
(Benefit) provision for income taxes	85,484,412	(198,097,002)	13,518,399
Net (loss) income	$(117,588,351)	$(336,429,810)	$23,711,216

The accompanying notes are an integral part of these financial statements.

KMG America Corporation
Consolidated Statements of Comprehensive Loss (Income)
Years ended December 31, 2017, 2016 and 2015

	2017	2016	2015

Net (loss) income	$(117,588,351)	$(336,429,810)	$23,711,216
Other comprehensive income (loss)
Changes in gross unrealized investment gains (losses)	44,615,059	6,496,131	27,795,113
Effect of income taxes	(16,485,264)	(2,401,929)	(10,181,350)
Total change in unrealized investment gains (losses), net of tax	28,129,795	4,094,202	17,613,763
Reclassification adjustment for net realized gains included in net investment and interest income	(7,684,734)	(1,301,671)	(16,792,690)
Effect of income taxes	2,839,509	481,290	6,151,163
Total reclassification adjustment, net of tax	(4,845,225)	(820,381)	(10,641,527)
Other comprehensive income (loss), net of tax	23,284,570	3,273,821	6,972,236
Comprehensive loss	$(94,303,781)	$(333,155,989)	$30,683,452

The accompanying notes are an integral part of these financial statements.

KMG America Corporation
Consolidated Statements of Stockholders’ Equity
Years ended December 31, 2017, 2016 and 2015

	Common Stock				Accumulated Other Comprehensive Income

	Shares	Amount	Capital in excess of par value	Retained Deficit		Total Stockholders’ Equity

Balances at January 1, 2015	1,000	$ 10	$1,132,487,126	$(695,392,930)	$(6,717,114)	$430,377,092
Net loss	—	—	—	23,711,216	—	23,711,216
Other comprehensive loss	—	—	—	—	6,972,236	6,972,236
Balances at December 31, 2015	1,000	10	1,132,487,126	(671,681,714)	255,122	461,060,544
Net income	—	—	—	(336,429,810)	—	(336,429,810)
Other comprehensive loss	—	—	—	—	3,273,821	3,273,821
Balances at December 31, 2016	1,000	10	1,132,487,126	(1,008,111,524)	3,528,943	127,904,555
Net loss	—	—	—	(117,588,351)	—	(117,588,351)
Capital contribution			535,000,000	—	—	535,000,000
Other comprehensive income	—	—	—	—	23,284,570	23,284,570
Balances at December 31, 2017	1,000	$ 10	$1,667,487,126	$(1,125,699,875)	$26,813,513	$568,600,774

The accompanying notes are an integral part of these financial statements.

KMG America Corporation
Statements of Cash Flows
Years ended December 31, 2017, 2016, and 2015

	2017	2016	2015

Cash flows from operating activities
Net (loss) income	$(117,588,351)	$(336,429,810)	$23,711,216
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization expense	27,247,512	31,895,958	22,912,151
Deferred income tax (benefit) provision	100,768,916	(187,168,366)	19,060,393
Amortization on investments	2,843,912	4,400,108	2,962,651
Net realized capital gains	(7,684,734)	(1,301,671)	(16,792,690)
Changes in operating assets and liabilities
Premium receivables	2,781,624	(1,562,454)	(3,570,639)
Income tax receivable	7,809,607	(16,245,894)	37,211,979
Reinsurance receivables	(17,971,139)	86,937,739	(16,956,569)
Deferred policy acquisition costs	(12,693,457)	(14,719,979)	(20,592,651)
Prepaid expenses and other assets	(349,055)	(13,603,875)	(318,026)
Benefits payable	9,659,869	2,273,250	101,120
Future policy benefits payable	62,405,285	699,622,176	44,202,615
Accounts payables and accrued expenses	(3,661,222)	342,176	(5,409,832)
Due to/from Humana Inc.	(7,131,950)	13,541,602	(2,983,597)
Advance premiums	(623,687)	622,916	993,849
Other liabilities	(934,424)	(1,217,057)	(1,836,003)
Total adjustments	162,467,057	603,816,629	58,984,751
Net cash provided by operating activities	44,878,706	267,386,819	82,695,967
Cash flows from investing activities
Proceeds from sales of investment securities	114,682,884	81,527,028	199,726,500
Proceeds from maturities of investment securities	41,435,225	116,051,794	55,566,196
Purchases of investment securities	(566,438,264)	(543,410,668)	(244,649,332)
Proceeds from disposals of property and equipment	398,218	11,847	—
Purchases of property and equipment	—	—	(793)
Net cash (used in) provided by investing activities	(409,921,937)	(345,819,999)	10,642,571
Cash flows from financing activities
Capital contribution	535,000,000	—	—
Change in book overdraft	2,645,737	(245,353)	(87,335)
Net cash provided by (used in) financing activities	537,645,737	(245,353)	(87,335)
Increase (decrease) in cash and cash equivalents	172,602,506	(78,678,533)	93,251,203
Cash and cash equivalents
Beginning of year	$32,676,298	$111,354,831	$18,103,628
End of year	205,278,804	32,676,298	111,354,831

Supplemental cash flow disclosures

Income taxes (recovered) paid	23,094,111	(5,317,257)	42,753,973

The accompanying notes are an integral part of these financial statements.

KMG America Corporation
Notes to Consolidated Financial Statements
Year Ended December 31, 2017

1.	Reporting Entity

KMG America Corporation (KMG America) and its consolidated subsidiary, Kanawha Insurance Company (KIC), collectively referred to as the Company, are a wholly owned subsidiary of Humana Inc. (Humana). KMG America is a holding company that was incorporated under the laws of the Commonwealth of Virginia on January 1, 2004. KMG America commenced operations shortly before it completed its initial public offering of common stock on December 21, 2004, and its shares traded on the New York Stock Exchange under the symbol “KMA.” Concurrently with the completion of its public offering, KMG America completed its acquisition of KIC. On November 30, 2007, Humana acquired 100% of the stock in KMG America.
KIC, the primary operating subsidiary of KMG America is a life and accident and health insurance company domiciled in the state of South Carolina and is authorized to sell life, accident and health products therein and in 47 states including the District of Columbia. KIC is subject to regulation by the federal government and the South Carolina Department of Insurance (the Department) and the insurance departments of the states in which it is licensed. KIC had one wholly owned subsidiary, Kanawha HealthCare Solutions, Inc. (KHS), which was a third-party administrator with operations in Lancaster and Greenville, South Carolina. Effective December 31, 2014, KHS was merged into KIC in order to streamline administration, licensure and regulatory reporting of these entities. The Company obtained approval from the Department prior to the merger. The merger of KHS into KIC did not have a material impact on the Company’s consolidated financial statements.
KIC’s primary business is life and health insurance risk assumption, third-party administration and medical management services. Included in the risk assumptions are the Company’s traditional product lines of supplemental health, short-term disability, individual life, and annuity, as well as products specifically directed at the senior market including Medicare supplement, final expenses life insurance and a closed block of long-term care products. KIC discontinued writing and renewing stop loss business in the fourth quarter of 2012. Existing business completed its run-off in 2015.
Effective October 1, 2014, the Company entered into a ceded reinsurance agreement with an affiliate, as further described in Note 11. Under the terms of the contract, all of the Company’s traditional product lines were ceded. Effective June 9, 2016, retroactive to January 1, 2016, the Company terminated this reinsurance agreement. Entering into this agreement during fiscal year 2014 and terminating this agreement effective January 1, 2016 resulted in the significant fluctuations in the ceded premiums, ceded benefits expense and commissions allowance on reinsurance ceded line items within the accompanying consolidated statements of (loss) income.
On November 6, 2017, Humana entered into a definitive agreement to sell the stock KMG America to Continental General Insurance Company, or CGIC, a Texas-based insurance company wholly owned by HC2 Holdings, Inc., a diversified holding company. The KMG America transaction is anticipated to close by the third quarter of 2018 subject to customary closing conditions, including South Carolina Department of Insurance approval. There can be no assurance Humana will obtain regulatory approvals needed to sell the business or do so under terms acceptable to Humana.
The operating results of companies in the insurance industry have historically been subject to significant fluctuations due to competition, economic conditions, interest rates, investment performance, maintenance of insurance ratings, renewal of contracts and other factors.

2.	Summary of Significant Accounting Policies

The accompanying consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (GAAP) and include the accounts of KMG America and KIC. All significant intercompany balances and transactions have been eliminated.
The preparation of the Company’s consolidated financial statements and accompanying notes requires management to make estimates and assumptions that affect amounts reported in the consolidated financial statements and accompanying notes. These estimates are based on knowledge of current events and anticipated future events, and accordingly actual results may ultimately materially differ from those estimates.

KMG America Corporation
Notes to Consolidated Financial Statements
Year Ended December 31, 2017

The significant accounting policies of the Company are as follows:

a.
Cash and Cash Equivalents: Cash and cash equivalents include cash, certificates of deposit, money market funds and commercial paper each with an original maturity of three months or less. The carrying value of cash equivalents investments approximates fair value due to the short-term maturity of the investments.

b.
Restricted Assets: The Company is required by regulatory agencies to set aside statutory deposits to comply with laws of the various states in which it operates. These funds are classified as restricted assets in the accompanying consolidated balance sheets. These statutory deposits are available for payment of claims should the Company become insolvent.

As of December 31, 2017 and 2016, the Company had statutory deposits in the following states:

	2017	2016

Arkansas	$—	$212,568
Florida	2,608,850	2,570,450
Georgia	50,056	50,499
Massachusetts	598,110	605,038
New Hampshire	—	506,113
New Mexico	107,911	238,879
North Carolina	399,278	404,615
South Carolina	2,048,729	2,265,632
South Dakota	199,370	201,679
Virginia	523,346	526,892
Total statutory deposits	$6,535,650	$7,582,365

Additionally, the Company has assumption reinsurance agreements with Equitable Life Assurance Society (“ELAS”), Security Benefit Life Insurance Company (“Security Benefit”) and Metropolitan Life Insurance Company (“Metropolitan”), which require that assets supporting the business assumed, be held in a trust account for the exclusive benefit of the ceding company. As of December 31, 2017 and 2016, invested assets held in trust accounts was $46,341,443 and $38,755,257, respectively. A portion of the statutory deposits and assets held in trust accounts are money market funds and were $5,518,098 and $2,967,784 at December 31, 2017 and 2016, respectively.

c.
Book Overdraft: Under the Company’s cash management arrangement with Humana, checks issued but not yet presented to banks frequently result in overdraft balances at the legal entity level as cash is concentrated at the parent company level. In accordance with the Company’s intercompany agreements with Humana, funding is available and payment is guaranteed on these outstanding checks and will be swept from the consolidated account as needed. As such, the outstanding payments are reclassified to a liability and generally settled within 30 days. At December 31, 2017 and 2016 the book overdraft was $5,927,904 and $3,282,167, respectively.

d.
Investment Securities: Investment securities, which consist entirely of debt securities, have been categorized as available for sale and, as a result, are stated at fair value. Fair value of publicly traded debt securities is based on quoted market prices. Income from investments is recorded on an accrual basis. For the purpose of determining gross realized gains and losses, which are included as a component of net investment and interest income in the consolidated statements of (loss) income, the cost of investment securities sold is based upon specific identification. Unrealized holding gains and losses, net of applicable deferred taxes, are included as a component of stockholders’ equity and comprehensive (loss) income until realized from a sale or other-than-temporary impairment (OTTI). The Company regularly evaluates its investment securities for impairment.

Under the OTTI model for debt securities held, the Company recognizes an impairment loss in income in an amount equal to the full difference between the amortized cost basis and the fair value when the Company has the intent to sell the debt security or it is more likely than not the Company will be required to sell the debt security before recovery

KMG America Corporation
Notes to Consolidated Financial Statements
Year Ended December 31, 2017

of the Company’s amortized cost basis. However, if the Company does not intend to sell the debt security, the Company evaluates the expected cash flows to be received as compared to amortized cost and determines if a credit loss has occurred. In the event of a credit loss, only the amount of the impairment associated with the credit loss is recognized currently in income with the remainder of the loss recognized in other comprehensive (loss) income.
When the Company does not intend to sell a security in an unrealized loss position, potential OTTI impairment is considered using a variety of factors, including the length of time and extent to which the fair value has been less than cost; adverse conditions specifically related to the industry, geographic area or financial condition of the issuer or underlying collateral of a security; payment structure of the security; changes in credit rating of the security by the rating agencies; the volatility of the fair value changes; and changes in fair value of the security after the balance sheet date. For debt securities, the Company takes into account expectations of relevant market and economic data. For example, with respect to mortgage and asset-backed securities, such data includes underlying loan level data and structural features such as seniority and other forms of credit enhancements. A decline in fair value is considered other-than-temporary when the Company does not expect to recover the entire amortized cost basis of the security. The Company estimates the amount of the credit loss component of a debt security as the difference between the amortized cost and the present value of the expected cash flows of the security. The present value is determined using the best estimate of future cash flows discounted at the implicit interest rate at the date of purchase.
Policy loans are stated at their unpaid balance.

e.
Premiums: The Company bills and collects premium from members monthly. Premiums are estimated by multiplying membership covered under contracts by contractual rates. Premiums are recognized as income in the period members are entitled to receive services, and are net of estimated uncollectible amounts and retroactive membership adjustments. Retroactive membership adjustments result from enrollment changes not yet processed, or not yet reported by an employer group. The Company routinely monitors the collectability of specific accounts, the aging of receivables, historical retroactivity trends, as well as prevailing and anticipated economic conditions, and reflects any required adjustments in current operations. Premiums received prior to the service period are recorded as advance premiums.

f.
Benefits Payable and Benefits Expense: Benefits payable represents management’s best estimate of the ultimate net cost of all reported and unreported claims incurred through December 31, 2017 and December 31, 2016. Benefits payable is estimated using individual case-basis valuations and statistical analyses. Those estimates are subject to the effects of trends in claim severity and frequency. Although considerable variability is inherent in such estimates, management believes that the benefit payables are adequate. The estimates are continually reviewed and adjusted as necessary experience develops or new information becomes known, such adjustments are included in current operations.

Benefits expense is recognized in the period in which services are provided and includes an estimate of the cost of services which have been incurred but not yet reported, or IBNR. The Company’s reserving practice is to consistently recognize the actuarial best point estimate within a level of confidence required by actuarial standards. Actuarial standards of practice generally require a level of confidence such that the liabilities established for IBNR have a greater probability of being adequate versus being insufficient, or such that the liabilities established for IBNR are sufficient to cover obligations under an assumption of moderately adverse conditions. Adverse conditions are situations in which the actual claims are expected to be higher than the otherwise estimated value of such claims at the time of the estimate. Therefore, in many situations, the claim amounts ultimately settled will be less than the estimate that satisfies the actuarial standards of practice.
The Company believes its benefits payable are adequate to cover future claims payments required. However, such estimates are based on knowledge of current events and anticipated future events. Therefore, the actual liability could differ materially from amounts provided.

g.
Deferred Policy Acquisition Costs: Policy acquisition costs are those costs that relate directly to the successful acquisition of new and renewal insurance policies. Such costs include commissions, costs of policy issuance and underwriting, and other costs incurred to acquire new business or renew existing business.

Life insurance, annuities, and certain health and other supplemental policies sold to individuals are accounted for as long-duration insurance products because they are expected to remain in force for an extended period beyond one year and premium received in the earlier years is intended to pay anticipated benefits to be incurred in future years.

KMG America Corporation
Notes to Consolidated Financial Statements
Year Ended December 31, 2017

As a result, the Company defers policy acquisition costs, primarily consisting of commissions, and amortizes them over the estimated life of the policies in proportion to premiums earned. Deferred policy acquisition costs are reviewed to determine if they are recoverable from future income.

h.
Future Policy Benefits Payable: Future policy benefits payable include liabilities for long-duration insurance policies including long-term care, life insurance, annuities, and certain health and other supplemental policies sold to individuals for which some of the premium received in the earlier years is intended to pay anticipated benefits to be incurred in future years. At policy issuance, these reserves are recognized on a net level premium method based on interest rates, mortality, morbidity, and maintenance expense assumptions. Interest rates are based on expected net investment returns on the investment portfolio supporting the reserves for these blocks of business. Mortality, a measure of expected death, and morbidity, a measure of health status, assumptions are based on industry actuarial tables, modified based upon actual experience. Changes in estimates of these reserves are recognized as an adjustment to benefits expense in the period the changes occur. The Company performs loss recognition tests at least annually in the fourth quarter, and more frequently if adverse events or changes in circumstances indicate that the level of the liability, together with the present value of future gross premiums, may not be adequate to provide for future expected policy benefits and maintenance costs.

The Company reassesses the profitability of its contracts for providing insurance coverage to its members when current operating results or forecasts indicate probable future losses. The Company establishes a premium deficiency liability in the current year to the extent that the sum of expected future costs, claim adjustment expenses, and maintenance costs exceeds related future premiums under contracts. For purposes of determining premium deficiencies, contracts are grouped in a manner consistent with how the Company’s policies are acquired, serviced, and measured for the profitability of such contracts. The Company does not utilize anticipated investment income in its calculation. Losses recognized as a premium deficiency result in a beneficial effect in subsequent periods as operating losses under these contracts are charged to the liability previously established.
During 2016, the Company recorded a loss for a premium deficiency. The premium deficiency was based on current and anticipated experience that had deteriorated from locked-in assumptions from the previous December 31, 2013 loss recognition date, particularly as they related to emerging experience indicating longer claims duration, a prolonged lower interest rate environment, and an increase in policyholder life expectancies. Based on this deterioration, the Company determined that its existing future policy benefits payable, together with the present value of future gross premiums, associated with the closed block of long-term care insurance policies were not adequate to provide for future policy benefits and maintenance costs under these policies; therefore the Company unlocked and modified its assumptions based on current expectations. Accordingly, during 2016, the Company recorded approximately $505,000,000 of additional benefits expense, with a corresponding increase in future policy benefits payable of approximately $659,000,000 partially offset by a related reinsurance recoverable of approximately $154,000,000 included in reinsurance recoverable. During 2017, the Company performed loss recognition testing comparing its existing future policy benefits payable with the present value of future gross premiums for its long-term care insurance policies and determined that no premium deficiency existed at December 31, 2017.
The Company adjusts future policy benefits payable for the additional liability that would have been recorded if investment securities backing the liability had been sold at their stated aggregate fair value and the proceeds reinvested at current yields. There was a $168,325,946 additional liability at December 31, 2017 and $76,728,630 additional liability at December 31, 2016. The Company includes the impact of this adjustment, if any, net of applicable deferred taxes, with the change in unrealized investment gains in accumulated other comprehensive (loss) income in stockholders’ equity.

i.
Reinsurance: The Company reinsures portions of its business through various reinsurance treaties. These treaties protect the Company from sustaining losses above predetermined levels and are included as a reduction of direct premiums in the accompanying consolidated statements of operations. Although the reinsurer in each case is primarily liable on the insurance ceded, the Company remains liable to the insured whether or not the reinsurer meets its contractual obligations. The Company also has reinsurance assumed agreements which are included as an addition to direct premiums in the accompanying consolidated statements of operations. The Company had a reinsurance contract with an affiliate as noted within Note 11.

KMG America Corporation
Notes to Consolidated Financial Statements
Year Ended December 31, 2017

Reinsurance recoverables represent the portion of future policy benefits payable and benefits payable that are covered by reinsurance. Amounts recoverable from reinsurers are estimated in a manner consistent with the methods used to determine future policy benefits payable as detailed in Note 2h.

j.
Income Taxes: The Company recognizes an asset or liability for the deferred tax consequences of temporary differences between the tax basis of assets or liabilities and their reported amounts in the consolidated financial statements. These temporary differences will result in taxable or deductible amounts in future years when the reported amounts of the assets or liabilities are recovered or settled. The Company also recognizes the future tax benefits such as net operating and capital carryforwards as deferred tax assets. A valuation allowance is provided against these deferred tax assets if it is more likely than not that some position or all of the deferred tax assets will not be realized. Future years’ tax expense may be increased or decreased by adjustments to the valuation allowance or to the estimated accrual for income taxes. Deferred tax assets and deferred tax liabilities are further adjusted for changes in the enacted tax rates.

The Company records tax benefits when it is more likely than not that the tax return position taken with respect to a particular transaction will be sustained. A liability, if recorded, is not considered resolved until the statute of limitations for the relevant taxing authority to examine and challenge the tax position has expired, or the tax position is ultimately settled through examination, negotiation, or litigation. The Company classifies interest and penalties associated with uncertain tax positions in its provision for income taxes.

k.
Fair Value: Assets and liabilities measured at fair value are categorized into a fair value hierarchy based on whether the inputs to valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s own assumptions about the assumptions market participants would use. The fair value hierarchy includes three levels of inputs that may be used to measure fair value as described below.

Level 1	Quoted prices in active markets for identical assets or liabilities. Level 1 assets and liabilities include debt securities that are traded in an active exchange market.

Level 2
Observable inputs other than Level 1 prices such as quoted prices in active markets for similar assets or liabilities; quoted prices for identical or similar assets or liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Level 2 assets and liabilities include debt securities with quoted prices that are traded less frequently than exchange-traded instruments as well as debt securities whose value is determined using a pricing model with inputs that are observable in the market or can be derived principally from or corroborated by observable market data.

Level 3
Unobservable inputs that are supported by little or no market activity and are significant to the fair value of the assets or liabilities. Level 3 includes assets and liabilities whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques reflecting the Company’s own assumptions about the assumptions market participants would use as well as those requiring significant management judgment.

Fair value of actively traded debt securities are based on quoted market prices. Fair value of other debt securities are based on quoted market prices of identical or similar securities or based on observable inputs like interest rates generally using a market valuation approach, or, less frequently, an income valuation approach and are generally classified as Level 2. The Company obtains at least one price for each security from a third party pricing service. These prices are generally derived from recently reported trades for identical or similar securities, including adjustments through the reporting date based upon observable market information. When quoted prices are not available, the third party pricing service may use quoted market prices of comparable securities or discounted cash flow analysis, incorporating inputs that are currently observable in the markets for similar securities. Inputs that are often used in the valuation methodologies include benchmark yields, reported trades, credit spreads, broker quotes, default rates and prepayment speeds. The Company is responsible for the determination of fair value and as such, the Company performs an analysis on the prices received from the third party pricing service to determine whether the prices are reasonable estimates of fair value. The Company’s analysis includes a review of monthly price fluctuations as well as a quarterly comparison of the prices received from the pricing service to prices reported by the Company’s third party investment advisor. In addition, on a quarterly basis, the Company examines the underlying inputs and assumptions for a sample of individual securities across asset classes, credit rating levels, and various durations. Based on the Company’s internal price verification procedures and review of fair value methodology documentation provided by the third party pricing

KMG America Corporation
Notes to Consolidated Financial Statements
Year Ended December 31, 2017

service, there were no material adjustments to the prices obtained from the third party pricing service during the years ended December 31, 2017 or 2016.

l.
Long-Lived Assets: Property and equipment is recorded at cost. Gains and losses on sales or disposals of property and equipment are included in selling, general and administrative expenses. Depreciation is computed using the straight-line method over estimated useful lives ranging from 3 to 10 years for equipment and 3 to 5 years for computer software. Improvements to leased facilities are depreciated over the shorter of the remaining lease term or the anticipated life of improvement.

Losses are recognized for a long-lived asset to be abandoned when the asset ceases to be used. Losses are recognized for a long-lived asset to be held and used in the Company’s operations when the undiscounted future cash flows expected to result from the use of the asset are less than its carrying value. The Company periodically reviews long-lived assets, including property and equipment, for impairment whenever adverse events or changes in circumstances indicate the carrying value of the asset may not be recoverable. The Company recognizes an impairment loss based on the excess of the carrying value over the fair value of the asset. In addition, the Company periodically reviews the estimated lives of all long-lived assets for reasonableness.

m.
Intangible Assets: Value of business acquired (VOBA) is the value assigned to the insurance in force of acquired insurance companies or blocks of insurance business at the date of acquisition and is included in intangible assets in the consolidated balance sheets. The amortization of value of business acquired is recognized using amortization schedules established at the time of the acquisitions based upon expected annual premium. Certain amortization schedules include actual to expected adjustments to reflect actual experience as it emerges. The value of business acquired is amortized over the premium-paying period of the policies.

Other than VOBA, other intangible assets are product approvals and state licenses and are generally amortized using the straight-line method. The Company reviews other finite-lived intangible assets for impairment under its long-lived asset policy.

n.
Recently Issued Accounting Pronouncements: In May 2014, the Financial Accounting Standards Board, or FASB, issued new guidance that amends the accounting for revenue recognition. The amendments are intended to provide a more robust framework for addressing revenue issues, improve comparability of revenue recognition practices, and improve disclosure requirements. Insurance contracts are not included in the scope of this new guidance. Accordingly, premiums revenue and investment income, collectively representing nearly 100% of consolidated revenues for 2017, are not included in the scope of the new guidance. The Company adopted the new standard effective January 1, 2018. As allowed, using the modified retrospective approach. As the majority of the Company’s revenues are not subject to the new guidance and the remaining revenues’ accounting treatment did not materially differ from existing accounting treatment, the adoption of the new standard did not have a material impact on its consolidated results of operations, financial condition, cash flows, and disclosures.

In February 2016, the FASB issued new guidance related to accounting for leases which requires lessees to record assets and liabilities reflecting the leased assets and lease obligations, respectively, while following the dual model for recognition in statements of income requiring leases to be classified as either operating or finance. Operating leases will result in straight-line expense (similar to current operating leases) while finance leases will result in a front-loaded expense pattern (similar to current capital leases). The new guidance is effective beginning with annual and interim periods in 2019, with earlier adoption permitted, and requires retrospective application to previously issued annual and interim financial statements. The Company has begun the process of identifying the population of lease agreements and other arrangements that may contain embedded leases for purposes of adopting the new standard. While the Company does not expect to record significant leased assets and corresponding lease obligations based on the existing population of individual leases, it continues to evaluate the impact on results of operations, financial position and cash flows.
In June 2016, the FASB issued guidance introducing a new model for recognizing credit losses on financial instruments based on an estimate of current expected credit losses. The guidance is effective beginning January 1, 2020. The new current expected credit losses (CECL) model generally calls for the immediate recognition of all expected credit losses and applies to loans, accounts and trade receivables as well as other financial assets measured at amortized cost, loan commitments and off-balance sheet credit exposures, debt securities and other financial assets measured at fair value through other comprehensive income, and beneficial interests in securitized financial assets. The new guidance replaces the current incurred loss model for measuring expected credit losses, requires expected losses on available-for-sale

KMG America Corporation
Notes to Consolidated Financial Statements
Year Ended December 31, 2017

debt securities to be recognized through an allowance for credit losses rather than as reductions in the amortized cost of the securities, and provides for additional disclosure requirements. The Company’s investment portfolio consists of available for sale debt securities. The Company is currently evaluating the impact on results of operations, financial condition, or cash flows.
In March 2017, the FASB issued new guidance that amends the accounting for premium amortization on purchased callable debt securities by shortening the amortization period. This amended guidance requires the premium to be amortized to the earliest call date instead of maturity date. The new guidance is effective beginning with annual and interim periods in 2019. The Company does not expect adoption of this guidance to have a material impact on results of operations, financial condition and cash flows.
There are no other recently issued accounting standards that apply to the Company or that are expected to have a material impact on the Company’s results of operations, financial condition, cash flows or disclosures.

o.	Subsequent Events: The Company evaluated subsequent events through March 30, 2018, the date these financial statements were issued or available to be issued.
No subsequent events came to the Company’s attentions that were deemed necessary for disclosure.

3.	Investment Securities

The amortized cost and estimated fair value of the Company’s investments, which are included in restricted assets and debt securities were as follows at December 31, 2017 and 2016:

	2017
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Treasury and agency obligations	$21,393,933	$524,104	$(40,223)	$21,877,814
U.S. Government and mortgage-backed securities	57,291,213	2,603,992	(596,671)	59,298,534
Tax-exempt municipal securities	2,282,928	92,140	(22,722)	2,352,346
Commercial mortgage-backed securities	13,049,371	129,047	(50,838)	13,127,580
Residential mortgage-backed securities	5,142,473	33,124	(338,575)	4,837,022
Asset backed securities	2,141,469	95,022	(965)	2,235,526
Corporate securities	2,025,061,564	219,851,386	(11,425,497)	2,233,487,453
Total investment securities	$2,126,362,951	$223,328,815	$(12,475,491)	$2,337,216,275
	2016
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Treasury and agency obligations	$13,394,410	$757,229	$(6,874)	$14,144,765
U.S. Government and mortgage-backed securities	80,614,070	4,607,170	(968,828)	84,252,412
Tax-exempt municipal securities	2,366,142	14,240	(16,206)	2,364,176
Commercial mortgage-backed securities	18,303,078	115,120	(107,494)	18,310,704
Residential mortgage-backed securities	6,552,228	65,893	(300,602)	6,317,519
Asset backed securities	3,068,661	165,963	(308)	3,234,316
Corporate securities	1,585,407,005	120,269,251	(42,268,870)	1,663,407,386
Total investment securities	$1,709,705,594	$125,994,866	$(43,669,182)	$1,792,031,278

KMG America Corporation
Notes to Consolidated Financial Statements
Year Ended December 31, 2017

The contractual maturities of debt securities available for sale at December 31, 2017 are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties and because most structured securities provide for periodic payments through their lives.

	Amortized Cost	Fair Value

Due in one year or less	$15,021,499	$15,159,445
Due after one year through five years	117,859,522	124,496,585
Due after five years through ten years	100,041,872	105,392,607
Due after ten years	1,815,815,532	2,012,668,976
Mortgage and asset-backed securities	77,624,526	79,498,662
Total investment securities	$2,126,362,951	$2,337,216,275

The detail of realized gains (losses) of investment securities for the years ended December 31, 2017, 2016 and 2015 were as follows:

	2017	2016	2015

Gross realized gains	$8,983,451	$4,046,501	$20,621,198
Gross realized losses	(1,298,717)	(2,744,830)	(3,828,508)
Net realized gains	$7,684,734	$1,301,671	$16,792,690

Gross unrealized losses and fair values aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2017 and 2016 were as follows:

	2017
	Less Than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses

U.S. Treasury and agency obligations	$ 8,719,821	$ (35,711)	$ 1,304,912	$ (4,512)	$ 10,024,733	$ (40,223)
U.S. Government and mortgage-backed securities	22,602,748	(122,821)	15,021,239	(473,850)	37,623,987	(596,671)
Tax-exempt municipal securities	—	—	260,207	(22,722)	260,207	(22,722)
Commercial mortgage-backed securities	1,994,844	(50,838)	—	—	1,994,844	(50,838)
Residential mortgage-backed securities	687,323	(10,416)	2,767,705	(328,159)	3,455,028	(338,575)
Asset-backed securities	824,219	(563)	29,546	(402)	853,765	(965)
Corporate securities	39,635,691	(627,839)	232,053,663	(10,797,658)	271,689,354	(11,425,497)
Total debt securities	$ 74,464,646	$ (848,188)	$ 251,437,272	$(11,627,303)	$ 325,901,918	$ (12,475,491)

KMG America Corporation
Notes to Consolidated Financial Statements
Year Ended December 31, 2017

	2016
	Less Than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses

U.S. Treasury and agency obligations	$ 1,466,242	$ (6,874)	$—	$—	$ 1,466,242	$ (6,874)
U.S. Government and mortgage-backed securities	42,952,542	(744,689)	177,669	(224,139)	43,130,211	(968,828)
Tax-exempt municipal securities	—	—	349,935	(16,206)	349,935	(16,206)
Commercial mortgage-backed securities	4,117,912	(87,020)	4,951,810	(20,474)	9,069,722	(107,494)
Residential mortgage-backed securities	—	—	3,418,533	(300,602)	3,418,533	(300,602)
Asset-backed securities	—	—	34,267	(308)	34,267	(308)
Corporate securities	492,989,900	(36,609,109)	43,000,158	(5,659,761)	535,990,058	(42,268,870)
Total debt securities	$ 541,526,596	$ (37,447,692)	$ 51,932,372	$ (6,221,490)	$ 593,458,968	$ (43,669,182)

The unrealized loss from all securities was generated from 115 investment positions at December 31, 2017. All issuers of securities the Company owns that were trading at an unrealized loss at December 31, 2017 remain current on all contractual payments. After taking into account this and other factors previously described, the Company believes these unrealized losses primarily were caused by an increase in market interest rates in the current markets than when the securities were purchased. At December 31, 2017, the Company did not intend to sell the securities with an unrealized loss position in accumulated other comprehensive (loss) income, and it is not likely that it will be required to sell these securities before recovery of their amortized cost basis. As a result, the Company believes that the securities with an unrealized loss were not other-than-temporarily impaired at December 31, 2017.
There was no OTTI recognized during the years ended December 31, 2017, 2016 or 2015.
Major categories of the Company’s net investment income for the years ended December 31, 2017, 2016 and 2015 are summarized below:

	Year Ended December 31,
	2017	2016	2015
Income:
Bonds	$103,025,387	$76,598,237	$88,819,966
Mortgage loans	79,756	123,769	179,337
Policy loans	328,363	344,673	1,118,531
Short-term investments and cash	1,813,556	167,926	24,282
Other	38,643	344,051	165,094
Total investment income	105,285,705	77,578,656	90,307,210
Investment expenses	(21,451)	(99,818)	(100,612)
Net investment income	$105,264,253	$77,478,838	$90,206,598

KMG America Corporation
Notes to Consolidated Financial Statements
Year Ended December 31, 2017

4.	Fair Value

The following table summarizes the Company’s fair value measurements at December 31, 2017 and 2016, respectively, for financial assets measured at fair value on a recurring basis:

December 31, 2017	Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets (Level 1)	Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)

Assets

Cash equivalents	$200,326,819	$200,326,819	$—	$—
Debt securities
U.S. Treasury and agency obligations	21,877,814	—	21,877,814	—
U.S. Government mortgage-backed securities	59,298,534	—	59,298,534	—
Tax-exempt municipal securities	2,352,346	—	2,352,346	—
Commercial mortgage-backed securities	13,127,580	—	13,127,580	—
Residential mortgage-backed securities	4,837,022	—	4,837,022	—
Asset backed securities	2,235,526	—	1,920,454	315,072
Corporate securities	2,233,487,453	—	2,232,546,752	940,701
Policy loans	10,643,668	—	10,643,668	—
Mortgage loans	1,215,866	—	1,215,866	—
Total investments	$2,549,402,628	$200,326,819	$2,347,820,036	$1,255,773

December 31, 2016	Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets (Level 1)	Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)

Assets

Cash equivalents	$19,873,792	$19,873,792	$—	$—
Debt securities
U.S. Treasury and agency obligations	14,144,765	—	14,144,765	—
U.S. Government mortgage-backed securities	84,252,412	—	84,252,412	—
Tax-exempt municipal securities	2,364,176	—	2,364,176	—
Commercial mortgage-backed securities	18,310,704	—	18,310,704	—
Residential mortgage-backed securities	6,317,519	—	6,317,519	—
Asset backed securities	3,234,316	—	2,852,124	382,192
Corporate securities	1,663,407,387	—	1,659,894,904	3,512,483
Policy loans	13,072,197	—	13,072,197	—
Mortgage loans	1,462,558	—	1,462,558	—
Total investments	$1,826,439,826	$19,873,792	$1,802,671,359	$3,894,675

The Company reports transfers between fair value hierarchy levels at the end of the reporting period. There were no material transfers between the fair value hierarchy levels during 2017 or 2016.

KMG America Corporation
Notes to Consolidated Financial Statements
Year Ended December 31, 2017

The Company’s Level 3 assets had a fair value of $1,255,773 at December 31, 2017, or 0.1% of total investments. During the years ended December 31, 2017, 2016, and 2015, the changes in the fair value of the assets measured using significant unobservable inputs (Level 3) were comprised of the following:

	Asset Backed Securities	Corporate Securities	Total

Beginning balance at January 1, 2015	$706,273	$5,730,526	$6,436,799
Total gains or losses:
Realized in earnings	(2,397)	—	(2,397)
Unrealized in other comprehensive income	(13,132)	28,415	15,283
Purchases	—	—	—
Sales	—	—	—
Settlements	(131,618)	(89,970)	(221,588)
Amortization	—	20,110	20,110
Balance at December 31, 2015	$559,126	$5,689,081	$6,248,207

Beginning balance at January 1, 2016	$559,126	$5,689,081	$6,248,207
Total gains or losses:
Realized in earnings	(2,660)	16,960	14,300
Unrealized in other comprehensive income	(28,202)	(111,433)	(139,635)
Purchases	—	—	—
Sales	—	—	—
Settlements	(146,072)	(2,101,851)	(2,247,923)
Amortization	0	19,726	19,726
Balance at December 31, 2016	$382,192	$3,512,483	$3,894,675

Beginning balance at January 1, 2017	$382,192	$3,512,483	$3,894,675
Total gains or losses:
Realized in earnings	(1,145)	268,469	267,324
Unrealized in other comprehensive income	(3,070)	(228,473)	(231,543)
Purchases	—	—	—
Sales	—	(2,515,744)	(2,515,744)
Settlements	(62,905)	(114,739)	(177,644)
Amortization	—	18,705	18,705
Balance at December 31, 2017	$315,072	$940,701	$1,255,773

5.	Income Taxes
The provision for income taxes consisted of the following for the years ended December 31, 2017, 2016 and 2015:

	2017	2016	2015

Current benefit
Federal	$(14,060,862)	$(10,436,348)	$(5,007,060)
State	(1,223,642)	(492,288)	(534,934)
Total current benefit	(15,284,504)	(10,928,636)	(5,541,994)
Deferred provision (benefit)	100,768,916	(187,168,366)	19,060,393
Provision (benefit) for income taxes	$85,484,412	$(198,097,002)	$13,518,399

KMG America Corporation
Notes to Consolidated Financial Statements
Year Ended December 31, 2017

The provision for income taxes was different from the amount computed using federal statutory rate for the years ended December 31, 2017, 2016 and 2015 due to the following:

	2017	2016	2015

Income tax (benefit) provision at the statutory rate	$(11,236,378)	$(187,084,384)	$13,030,365
State income taxes, net of federal (benefit) provision	(664,485)	(10,306,683)	502,693
Change in tax rate	—	(873,668)	2,258
Prior year correction	—	30,797	—
Tax reform	97,444,403	—	—
Tax-exempt interest	(46,839)	(52,050)	(28,776)
Proration	27,423	30,409	14,350
Other	(39,712)	158,577	(2,491)
Provision (benefit) for income taxes	$85,484,412	$(198,097,002)	$13,518,399

The tax reform law enacted on December 22, 2017 (the Tax Reform Law) reduced the statutory federal corporate income tax rate to 21 percent from 35 percent, beginning in 2018. The rate reduction required a remeasurement of the Company’s net deferred tax assets in the amount of $96,544,791, as well as an additional tax liability for policyholder surplus in the amount of $899,612.
Deferred income tax balances reflect the impact of temporary differences between the tax bases of assets or liabilities and their reported amounts in the Company’s consolidated financial statements, and are stated at enacted tax rates expected to be in effect when the reported amounts are actually recovered or settled.
Principal components of the Company’s net deferred tax balance at December 31, 2017 and 2016 were as follows:

	2017	2016

Assets
Future policy benefits payable	$230,046,627	$338,265,568
Net operating loss carryforward	18,057,491	28,308,201
Total deferred income tax assets	248,104,118	366,573,769
Valuation allowance	(18,057,491)	(28,308,201)
Total deferred income tax assets, net of valuation allowance	230,046,627	338,265,568
Liabilities
Investment securities	(49,721,641)	(30,455,420)
Intangible assets and depreciable property	(1,716,205)	(3,201,247)
Deferred policy acquisition cost	(8,267,474)	(17,887,856)
Prepaid and other expenses	(269,504)	(2,234,572)
Total deferred income tax liabilities	(59,974,824)	(53,779,095)
Total net deferred income tax assets	$170,071,803	$284,486,473

Cumulative temporary differences giving rise to net deferred tax assets relate primarily to future policy benefits payable, investment securities and deferred policy acquisition costs. At December 31, 2017, there was a net operating loss (NOL) carryforward of $76,612,182, which was in existence prior to Humana’s purchase of KMG America in 2007. Due to limitations and uncertainty regarding the Company’s ability to use this carryforward, a valuation allowance was established on this amount. The NOL will expire from 2020 through 2022. With the exception of this carryforward, tax benefits of temporary differences have been recognized currently since such amounts are utilized in the consolidated income tax return

KMG America Corporation
Notes to Consolidated Financial Statements
Year Ended December 31, 2017

of Humana and it is Humana’s policy to reimburse its subsidiaries for such benefits. The Company considers all available sources of income in determination of the need for a valuation allowance. There is no valuation allowance other than the NOL carryforward on the DTA as the tax allocation agreement between the Company and Humana grants the Company the enforceable right to be paid for future losses it may incur. There is no DTA other than the NOL carryforward generated by the Company which Humana does not expect the consolidated tax filing group to benefit from.
The Company is included in the consolidated federal income tax return of Humana and its wholly owned subsidiaries. Under a written agreement, Humana allocates its federal income tax liability among the subsidiaries of the consolidated return group (including the Company) based on the ratio that each subsidiary’s separate return tax liability for the year bears to the sum of the separate return liabilities of all subsidiaries. Benefits for net operating losses are recognized currently. The final settlement under this agreement is made after the annual filing of the consolidated income tax return.
As part of the consolidated income tax return of Humana, the Company has accrued no tax contingencies during 2017 or 2016. As of December 31, 2017, there were no positions for which management believes it is reasonably possible that the total amounts of tax contingencies will significantly increase or decrease within 12 months of the reporting date. Humana files income tax returns in U.S. federal jurisdiction and several state jurisdictions. The U.S. Internal Revenue Service (IRS) has completed its examinations of Humana’s consolidated income tax returns for 2015 and prior years. Humana’s 2016 tax return is in post-filing review period under the Compliance Assurance Process (CAP). Humana’s 2017 tax return is under advance review by the IRS under (CAP). Humana is not aware of any material adjustments that may be proposed.

6.	Benefits Payable

Activity in benefits payable was as follows for the years ended December 31, 2017 and 2016:

	2017	2016

Balances at January 1,	$44,715,277	$42,442,027
Less: Reinsurance recoverables	(6,751,349)	(25,493,304)
Balances at January 1, net	37,963,928	16,948,723

Benefits incurred related to
Current period	44,010,816	109,693,878
Prior period	98,275,461	37,658,916
Total incurred	142,286,277	147,352,794
Benefits paid related to
Current period	(56,459,381)	(71,729,950)
Prior period	(78,140,545)	(54,607,639)
Total paid	(134,599,926)	(126,337,589)
Reinsurance recoverables	8,724,867	6,751,349
Balances at December 31,	$54,375,146	$44,715,277

Amounts incurred related to prior years vary from previously estimated liability as the claims ultimately are settled. Benefits payable at December 31, 2015 and 2016 ultimately settled during 2016 and 2017 for approximately $37,658,916 and $98,275,461 more than the amounts originally estimated as a result of unfavorable developments on unpaid claims.  These developments are generally the result of ongoing analysis of recent trends. In 2016, the unfavorable development was impacted by the termination of the reinsurance agreement with Humana Insurance Company (see Note 11) by approximately $19,000,000. The remaining unfavorable development was the result of deteriorated current experience on long term care operations, particularly longer claims duration than anticipated, as further described in Note 2(h). In addition to the reinsurance termination impact, the Company also reported favorable prior year claim reserve development in accident and health aggregate reserves not reflected in the table above, that offset the remaining 2016 development. Original estimates

KMG America Corporation
Notes to Consolidated Financial Statements
Year Ended December 31, 2017

are increased or decreased as additional information becomes known regarding individual claims. The Company did not experience any material prior year claim development on retrospectively rated policies.

7.	Reinsurance

Certain blocks of insurance assumed in acquisitions, primarily life, long-term care, and annuities in run-off status, are subject to reinsurance where some or all of the underwriting risk related to these policies has been ceded to a third party.
The Company evaluates the financial condition of these reinsurers on a regular basis. These reinsurers are well-known and well-established, as evidenced by the strong financial ratings at December 31, 2017 presented below:

Reinsurer	Total Recoverable	A.M. Best Rating at December 31, 2017

Munich American Reassurance Company	$259,320,478	A+ (superior)
Westport Insurance Company, a Swiss Re Corporation Subsidiary	133,979,483	A+ (superior)
General Re Life Corporation, a Berkshire Hathaway Subsidiary	133,199,885	A++ (superior)
Hartford Life & Accident Insurance Company	12,956,734	A (excellent)
Jackson National Life Insurance Company	9,489,003	A+ (superior)
Madison National Life Insurance Company, Inc.	7,556,838	A- (excellent)
All others	2,556,091	A+ to A- (superior to excellent)
	$559,058,512

The all other category represents several reinsurers with individual balances less than $2,000,000. Two of these reinsurers with recoverables of $17,045,842 are subject to trust or funds withheld accounts, requiring amounts at least equal to the total recoverable from each of these reinsurers.
In 2017 and 2016, the Company did not commute any ceded reinsurance, nor did it enter into or engage in any agreement that reinsures policies or contracts that were in-force or had existing reserves as of the effective date of such agreements. No write-offs of reinsurance balances occurred in 2017 or 2016. The Company remains obligated for amounts ceded in the event that reinsurers do not meet their obligations.
The Company has not entered into any reinsurance agreements in which the reinsurer may unilaterally cancel any reinsurance for reasons other than nonpayment of premiums or other amounts due. The Company does not have any reinsurance agreements in effect in which the amount of losses paid or accrued through December 31, 2017 or 2016 would result in a payment to the reinsurer of amounts which, in the aggregate and allowing for offset of mutual credits from other reinsurance agreements with the same reinsurer, exceed the total direct premiums collected under the reinsured policies.

8.	Intangible Assets

The following table presents details of the Company’s intangible assets at December 31, 2017 and 2016:

		2017
	Weighted Average Life	Cost	Accumulated Amortization	Net

Intangible assets:
VOBA	18.2 years	$36,361,775	$26,633,398	$9,728,377
Product approvals	1.3 years	3,500,000	2,352,739	1,147,261
State licenses	0.1 years	175,000	117,658	57,342
Total intangible assets	16.9 years	$40,036,775	$29,103,795	$10,932,980

KMG America Corporation
Notes to Consolidated Financial Statements
Year Ended December 31, 2017

		2016
	Weighted Average Life	Cost	Accumulated Amortization	Net

Intangible assets:
VOBA	18.2 years	$36,361,775	$25,532,936	$10,828,839
Product approvals	1.3 years	3,500,000	2,119,406	1,380,594
State licenses	0.1 years	175,000	105,991	69,009
Total intangible assets	16.9 years	$40,036,775	$27,758,333	$12,278,442

Amortization expense for intangible assets was $1,345,462 in 2017, $1,496,960 in 2016, and $1,662,680 in 2015. The following table presents the Company’s estimate of amortization expense for each of the five next succeeding fiscal years:

Years Ended December 31,
2018	$1,230,251
2019	$1,140,734
2020	$1,055,820
2021	$961,089
2022	$876,428

9.	Deferred Policy Acquisition Costs

The following table presents deferred policy acquisition costs associated with long-duration insurance products for the years ended December 31, 2017, 2016 and 2015.

	2017	2016	2015

Balance at January 1,	$86,806,346	$102,398,781	$102,864,008
Amortization
Commissions	(14,919,426)	(17,999,580)	(13,713,767)
Expenses	(10,934,155)	(12,312,834)	(7,344,111)
Total amortization	(25,853,581)	(30,312,414)	(21,057,878)
Deferred expenses
Commissions	7,694,391	8,956,015	13,489,868
Expenses	4,999,066	5,763,964	7,102,783
Total deferred expenses	12,693,457	14,719,979	20,592,651
Balance at December 31,	$73,646,222	$86,806,346	$102,398,781

10.	Concentration of Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, cash equivalents, restricted cash, and investments. The Company has not experienced any material losses on its deposits of cash and cash equivalents or restricted cash. Investments are managed by outside investment managers in accordance with guidelines developed by the Company, which limit the amount that may be invested in a single issuer.

11.	Related Party Transactions

The Company has a written management agreement with Humana and other related parties whereby the Company is provided with medical and executive management, information systems, claims processing, billing and enrollment, and telemarketing and other services as required by the Company. Management fee expenses related to services which are shared with other related parties are allocated to the Company using a method that approximates an amount as if the expense had been incurred solely by the Company.

KMG America Corporation
Notes to Consolidated Financial Statements
Year Ended December 31, 2017

A wholly owned insurance subsidiary of Humana insures certain professional liability risks for the Company. Included in selling, general and administrative expenses were charges of $55,145, $52,057 and $78,925 for such coverage for the years ended December 31, 2017, 2016 and 2015, respectively.
Transactions under management agreements and service contracts charged to operations for the years ended December 31, 2017, 2016 and 2015 were $31,683,046, $46,783,805 and $46,192,778, respectively. These transactions include the benefit incurred in 2017, 2016 and 2015 under the inter-company tax sharing agreement discussed in Note 5, which were $15,284,504, $10,928,638 and $5,541,993 for the years ended December 31, 2017, 2016 and 2015, respectively. Management fees are included in selling, general and administrative expenses in the consolidated statements of (loss) income.

As a part of these agreements, Humana makes cash disbursements on behalf of the Company which include, but are not limited to, general and administrative expenses and payroll. Humana is reimbursed by the Company weekly, based upon a historical pattern of amounts and timing. Each month, these estimates are adjusted to ultimately settle upon actual disbursements made on behalf of the Company, and any residual intercompany receivables or payables are immediately settled in the following month. The Company continues to be primarily liable for any outstanding payments made on behalf of the Company should Humana not be able to fulfill its obligations.
The Company reported $5,119,963 and $12,252,413 due to Humana at December 31, 2017 and 2016, respectively, all of which was settled between the Company and Humana subsequent to both year ends.
The Company received cash capital contributions of $535,000,000 in 2017 from Humana. No capital contributions were received in 2016. Refer to footntoe 12 for further details.
Effective October 1, 2014, the Company entered into a ceded reinsurance agreement with Humana Insurance Company, an affiliated entity. Under terms of the contract, the Company ceded life, annuity, disability, Medicare Supplement, as well as other ancillary benefits such as cancer, critical illness and accidental death and dismemberment policies. For the years ended December 31, 2015 and 2014, there were $149,648,959 and $37,642,830 premiums ceded, respectively, related to this agreement. Commission allowance on reinsurance ceded were $85,883,435 and $30,823,955 for the years ended December 31, 2015 and 2014, respectively. Total reserves ceded were $255,043,822 and $238,514,129 for the years ended December 31, 2015 and 2014, respectively. Effective June 9, 2016, retroactive to January 1, 2016, the Company terminated this reinsurance agreement.
The Company recorded a deferred gain on its reinsurance contract with an affiliated entity due to the liabilities for policy benefits related to the underlying contract exceeding the cash that was transferred. The initial deferred gain recorded was $19,477,560. The deferred gain was amortized over the life of the remaining life of the underlying reinsured contracts. When the reinsurance agreement was terminated in 2016, a net loss of $1,595,759 was recognized.
KIC issued a surplus note totaling $18,000,000 to its parent KMG America in exchange for cash on June 1, 2007. As of December 31, 2017, the carrying value of the surplus note was $18,000,000, which is eliminated in the consolidated financial statements.
The principal and accrued interest, if any, is due any time after March 14, 2037. Any payments of the principal, whether prior to or at maturity, and any payment of interest on this note may be made in whole or in part only after the prior written approval of the Department and no payment of accrued interest or repayment of the principal amount can be made if such repayment would reduce the capital and surplus of KIC to less than the minimum surplus amount required by the Department. Repayment of the principal and payment of interest is subordinated to the prior payment of, or provision for, all general liabilities of KIC, but ranks superior to the claim, interest and equity of the shares or shareholders of KIC. No dividend can be paid on any security of KIC unless all unpaid accrued interest on the principal sum hereof has been first paid in full by the KIC.

12.	Regulatory Requirements

State insurance laws and regulations prescribe accounting practices for determining statutory net income and equity for insurance companies. In addition, state regulators may permit statutory accounting practices that differ from prescribed practices as well as require minimum statutory equity and restrict dividend payments. KIC does not have any permitted accounting practices that differ from prescribed practices.

KMG America Corporation
Notes to Consolidated Financial Statements
Year Ended December 31, 2017

KIC is required to report an assessment of its solvency based upon the NAIC’s Managed Care Organizations Risk Based Capital (RBC) analysis formulas. This RBC requirement, referred to as ACL, is the minimum level of capital deemed necessary for a life insurer based on the assets held and business written. The state of South Carolina has passed legislation to adopt RBC. KIC’s Total Adjusted Capital must be equal to or above its ACL RBC of $22,389,612 or the Company, under the discretion of the Commissioner of the Department, could be placed under regulatory control.
In addition, KIC must comply with the regulations of the state of Florida which require a minimum capital and surplus level of $90,020,273 or the Company could be subject to regulatory action. As of December 31, 2017, KIC’s adjusted statutory capital and surplus exceeded its ACL RBC and Florida’s minimum capital and surplus level.
Dividends or returns of capital to shareholders are noncumulative and are paid as determined by the Board of Directors. In accordance with the Department statutes, the maximum amount of dividends or returns of capital to shareholders which can be paid by KIC to shareholders without prior approval by the Department is the greater of 10% of total surplus or net gain from operations. Based on these restrictions, KIC was permitted to pay a maximum dividend or return of capital to shareholders of approximately $14,690,000 for the year ended December 31, 2017 without prior regulatory approval.
No dividends or returns of capital to shareholders were paid by KIC to its parent during the years ended December 31, 2017 or 2016.
Statutory accounting practices prescribed or permitted by regulatory authorities for the Company differ from GAAP. The principle differences in statutory capital and surplus and net income include nonadmitted assets are recorded, bonds are carried at amortized costs with no adjustment related to unrealized gains and losses, asset valuation reserve and interest maintenance reserve are recorded, the amount of deferred tax assets are limited, and policy reserves for future policy benefits are actuarially computed in accordance with statutory guidance.
Statutory capital and surplus and net income for KIC are summarized below:

	2017	2016	2015

Statutory net (loss) income	$(18,320,239)	$(523,230,865)	$693,859
Statutory capital and surplus	$137,650,369	$146,964,325	$133,209,509
The impact of the additional benefits expense of $505,000,000 discussed in Note 2h on KIC’s December 31, 2016 statutory surplus resulted in it falling below minimum surplus requirements. As a result, KIC received a capital contribution of $535,000,000 from Humana on February 16, 2017. KIC filed a request with the Department for permission to reflect the capital contribution in its December 31, 2016 statutory financial statements, which was approved by the Department.

13.	Employee Benefit Plans

The Company’s employees are eligible to participate in the Humana Retirement Savings Plan (the Plan), a defined contribution plan, sponsored by Humana. The Plan maintains two accounts, the Savings Account and the Retirement Account. Humana’s total contributions paid to the Plan were $216,450,717, $193,755,632 and $186,060,971for 2017, 2016 and 2015, respectively. Of these contributions, the Company contributed $6,193 and $18,737 during 2016 and 2015, respectively, which are included in selling, general and administrative expenses in the consolidated statements of (loss) income. No contributions were made in 2017.

KMG America Corporation
Notes to Consolidated Financial Statements
Year Ended December 31, 2017

14.	Lease Commitments

The Company has entered into operating leases for medical and administrative office space and equipment with lease terms ranging from one to five years. Operating lease rental payments charged to expenses for the years ended December 31, 2017, 2016 and 2015 were $1,177, $30,024 and $181,930, respectively, which are included in selling, general and administrative expenses in the accompanying consolidated statements of (loss) income. Rent with scheduled escalation terms are accounted for on a straight-line basis over the lease term.
The Company does not have any material future minimum rental payments required under operating leases as of December 31, 2017.

15.	Contingencies

a.
Legal Proceedings: During the ordinary course of business, the Company is subject to pending and threatened legal actions. The Company records accruals for contingencies to the extent that the Company concludes it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The outcome of current or future litigation or governmental or internal investigations, including other ordinary course reviews of the Company’s internal business processes, cannot be accurately predicted nor can the Company predict any resulting judgments, penalties, fines or other sanctions that may be imposed at the discretion of federal or state regulatory authorities or as a result of actions by third parties. Nevertheless, it is reasonably possible that any such outcome of litigation, investigations, internal reviews, judgments, penalties, fines or other sanctions could be substantial, and the outcome of these matters may have a material adverse effect on the Company’s consolidated balance sheets, statements of income, and cash flows.

b.	Economic Risks: General inflationary pressures may affect the costs of medical and other care, increasing the costs of claims expenses submitted by the Company.

c.
Securities & Credit Markets Risks: Volatility or disruption in the securities and credit markets could impact the Company’s investment portfolio. The Company evaluates investment securities for impairment on a quarterly basis. There is a continuing risk that declines in fair value may occur and material realized losses from sales or other-than-temporary impairments may be recorded in future periods.

A prolonged period during which interest rates remain at lower levels than those anticipated in the Company’s reserving would result in short falls in investment income or assets supporting the Company’s obligation under long-term care policies because the long duration of the policy obligations exceeds the duration of the supporting investment assets. The Company monitors the loss experience of these long-term care insurance policies and, when necessary, applies for premium rate increases through a regulatory filing and approval process in the jurisdictions in which such products were sold. To the extent premium rate increases, interest rates and /or loss experience vary from the Company’s loss recognition date assumptions, future material adjustments to reserves could be required.

d.
Penn Treaty: Penn Treaty is a financially distressed unaffiliated long-term care insurance company. On March 1, 2017, the Pennsylvania Commonwealth Court approved the liquidation of Penn Treaty. Under state guaranty assessment laws, including those related to state cooperative failures in the industry, the Company may be assessed (up to prescribed limits) for certain obligations to the policyholders and claimants of insolvent insurance companies that write the same line or lines of business as the Company. This court ruling triggered a guarantee fund assessment for the Company in the first quarter 2017. Based on current information, the assessment was estimated at approximately $2,300,000 with a remaining unpaid balance as of December 31, 2017 of $1,113,379. The assessment was discounted using a 3.5% discount rate and the undiscounted amount was approximately $3,300,000. The Company did not recognize any related premium tax offsets or policy surcharges. While the ultimate payment timing is currently unknown, the Company anticipates that the majority of the assessments will be paid within the next 5 years.